The Board of Directors
Focus Entertainment International, Inc.

We consent to the use in this Registration Statement on Form 10-SB/A of Focus Entertainment International, Inc. of our report dated August 20, 1999 related to our audit of the financial statements of Focus
Entertainment International, Inc. at June 30, 1999, and for the year then ended, included herein.


/s/ Cherry, Bekaert, & Holland, L.L.P.
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Cherry, Bekaert, & Holland, L.L.P.
Certified Public Accountants


Atlanta, Georgia
October 1, 2000